EXHIBIT 10.50

                                    SMARTSERV


October 29, 2004


Ms. Cathy Talmadge
16 Morningside Drive North
Westport, CT 06880

Dear Cathy:

Thank you very much for your service as a Director of SmartServ. On behalf of the company, your contribution during these difficult times has been greatly appreciated.

As part of your transition from the SmartServ Board, this confirms that, upon execution of this letter agreement, there will automatically vest 35,000 shares of that certain Option dated August 1, 2004 (the "Option") duly issued by the Company pursuant to its Non-Employee Director Option Plan. All of the terms and conditions of such Option shall continue in full force and effect as to such 35,000 shares. The balance of that Option (25,000 shares) will not be exercisable upon your resignation from the SmartServ Board.

SmartServ, and any of its successors and assigns, agrees that it will indemnify you with respect to your service as a Director in accordance with the By-Laws, which provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware, as more fully set forth on Attachment A hereto, which is fully incorporated herein. SmartServ further agrees that it will purchase and maintain insurance on behalf of you in your capacity as a Director of SmartServ, to the fullest extent provided under the General Corporation Law of the State of Delaware, including 8 De. C. Section 145(g).

By signing below, you waive any and all meeting fees and other directors compensation which would otherwise be due with respect to your position as a Director or participation at Board of Director meetings and Committee meetings. You on behalf of yourself and your agents, heirs, successors and assigns unconditionally release SmartServ and its subsidiaries, directors, officers and employees (collectively, the "Released Parties") from any and all claims demands, liabilities, and causes of action you have or may have known or unknown matured or unmatured, against the Released Parties, except any claims that may arise in the future as provided herein for indemnification or otherwise. SmartServ, and its successors and assigns, unconditionally releases you from any and all claims, demand, liabilities, and causes of action it has or may have, known or unknown, matured or unmatured, to the fullest extent permitted under Delaware law, except as to matters set forth in Section 1(b) of Attachment A.

This letter Agreement will be binding upon and inure to the benefit of SmartServ and any of its successors, assigns or administrators and you and any of your heirs, executors and administrators.

By signing this letter agreement, SmartServ represents and warrants to you that SmartServ has full authority to enter into this letter Agreement.

              2250 Butler Pike Suite 150 Plymouth Meeting, PA 19462
 Tel: 610.397.0689 Fax: 610.397.0846 Email: info@SmartServ.com www.SmartServ.com

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This letter Agreement represents the entire agreement with respect to the subject matter set forth herein and supersedes and cancels any and all prior understandings, representations and agreement, oral or written.

Again, thank you for your Board service and good luck on your future endeavors.

Sincerely,

/s/ Robert M. Pons
------------------
    Robert M. Pons
    President/CEO


                                                   Accepted and agreed to:


                                                   /s/ Catherine Cassel Talmadge
                                                   -----------------------------
                                                       Catherine Cassel Talmadge


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                                  ATTACHMENT A

      1. SmartServ Online, Inc. (the "Company" or "Corporation") shall indemnify and hold Catherine Cassel Talmadge (the "Director") harmless of, from and against any and all expenses (including attorneys' fees), claims, judgments, fines, costs and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to an action by or in the right of the Company), to which the Director is, was or at any time becomes a party or is threatened to be made a party, a witness or the recipient of a subpoena or request (formal or informal) for information by reason of or in connection with the fact that the Director is or was a director of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or enterprise; provided, however, that the Director acted in good faith and in a manner the Director reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            (a) In addition, the Company shall indemnify and hold the Director harmless of, from and against any and all expenses (including attorney's fees) actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure judgment in its favor by reason of or in connection with the fact that the Director is or was a director of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or enterprise; provided, however, that the Director acted in good faith and in a manner the Director reasonably believed to be in, or not opposed to, the best interests of the Company, and, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Director shall have been adjudicated to be liable to the Company, unless the Court of Chancery or the court in which such action or suit is brought, determines upon application that the Director is fairly and reasonably entitled to such expenses as the Chancery Court or other court deems proper.

            (b) It is the express understanding of the parties hereto that, except as provided herein, the Company shall provide indemnification to the Director to the fullest extent as authorized or permitted under Section 145 of the Delaware General Corporation Law as in effect on the date hereof, and to the extent any amendment to such section or other applicable law may expand indemnification rights, to the full extent authorized or permitted by such section or other applicable law as may be in effect from time to time; provided, however, such indemnification is not in violation of Article Seven of the Company's Amended and Restated Certificate of Incorporation, which states that:

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
            (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
            Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Seven,

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            shall eliminate or reduce the effect of this Article Seven in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Seven would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

            (c) To the extent that the Director of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, the Director shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this
Section 1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this
Section 1. Such determination shall be made, with respect to the Director: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

      2. The obligations of the Company shall continue at all times as long as the Director shall be in any way subject to possible claim or threatened or pending action, suit or proceeding, or otherwise the recipient of a subpoena or request (formal or informal) for information in such proceedings, by reason of or in connection with the fact that the Director served the Company (or such other persons) in any such capacity.

      3. Expenses (including attorneys' fees) incurred by the Director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director to repay such amount if it shall ultimately be determined that is not entitled to be indemnified by the Company pursuant to the terms and conditions set forth herein.

      4. Promptly after receipt by the Director of notice of any claim or the commencement of any action, suit or proceeding, or receipt of a subpoena or other request for information, the Director will notify the Company of the commencement thereof. The failure to so notify the Company will not relieve it from any obligation, which it may have to the Director hereunder or otherwise, except to the extent such failure has materially injured the ability of the Company to defend successfully such action or to minimize the economic exposure resulting therefrom. With respect to each such action, suit or proceeding as to which the Director gives proper notice to the Company hereunder, the following provisions shall be applicable:

            (a) The Company shall be entitled to participate in the defense thereof at its own expense.

            (b) Except as otherwise provided in this subsection (b) the Company will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Director. The Company shall give notice of its election to assume the defense of such action within fifteen (15) days after the commencement of the action or the date it receives notice thereof, whichever

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is later. Thereafter, the Company will not be liable to the Director hereunder or otherwise for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation, or as otherwise provided in this subsection (b). The Director shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the sole expense of the Director (excluding reimbursement to the Director for reasonable costs for the Director to retain counsel solely for the purpose of monitoring such proceedings) unless (i) the employment of counsel by the Director has been expressly authorized at such time by the Company, (ii) the Director shall have reasonably concluded that there may be a disabling conflict of interest between the Company and the Director in the conduct of the defense of such action, or
(iii) the Company shall not in fact have employed counsel to assume the defense of such action, and in each of such cases, the fees and expenses of counsel retained by the Director shall be paid by the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or derivatively on behalf of the Company, or as to which the Director shall have concluded as provided in clause (ii) above, but shall remain responsible for all reasonable legal and other expenses of the Director as set forth herein.

            (c) The Company shall not be liable for indemnification to the Director hereunder for any amounts paid in settlement of any action or claim which settlement is effected without the prior written consent of the Company. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation upon the conduct of the Director without the written consent of the Director. Neither the Company nor the Director will unreasonably withhold his or its consent to any proposed settlement.

            (d) The indemnification and advancement of expenses provided by, or granted pursuant to, this agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by law or under any bylaw or action of the Company.

      5. The provisions hereof shall be interpreted and construed in accordance with the substantive laws of the State of Delaware without regard to the law of conflicts. Should the indemnification provisions of the General Corporation Law of the State of Delaware be amended or modified after the date hereof, such General Corporation Law as amended or modified shall control and supersede the provisions hereof.